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                                                                      EXHIBIT 23


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
MeriStar Hospitality Corporation


We consent to the incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Directors' Incentive Plan), and the registration statement (No. 333-66229) on Form S-3 (for a shelf registration to register shares for certain operating partnership unitholders) of our reports on the consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1998, included herein.


KPMG LLP

Washington, D.C.
March 1, 1999